Exhibit 10.15

SEVENTH AMENDMENT OF

ALERUS FINANCIAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2013)

THIS INSTRUMENT, amending the Alerus Financial Corporation Employee Stock Ownership Plan (“Plan”), is adopted by Alerus Financial Corporation, a Delaware corporation, (“Company”) and shall be effective as of the date specified herein.

RECITALS

WHEREAS, the Company sponsors and maintains the Plan, a tax-qualified defined contribution retirement plan for the benefit of eligible employees of the Company and eligible employees of Participating Employers, that is currently embodied in a restated document dated January 1, 2013, as amended; and

WHEREAS, pursuant to Section 13.1 of the Plan, the Company may amend the Plan at any time, subject to the conditions set forth in such section; and

WHEREAS, the Company desires to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows effective January 1, 2025:

1.            Section 4.2(a)(3) of the Plan is amended to read as follows:

(3)         The employee has attained age 18 prior to the Entry Date.

2.            Except as modified by this Seventh Amendment, the Plan shall be and remain in full force and effect.

IN WITNESS WHEREOF, Alerus Financial Corporation has caused this Seventh Amendment to be executed by its officer, who has been duly authorized by the Board of Directors, effective as of the dates specified herein.

ALERUS FINANCIAL CORPORATION

By:	/s/ Missy Keney

Its:	Executive Vice President and Chief Engagement Officer

Date:	December 10, 2024